UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 1, 2014

CYRUSONE INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001‑35789	46-0691837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1649 West Frankford Road
Carrollton, TX 75007
(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 1, 2014, CyrusOne Inc., a Maryland corporation (the “Company”), held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 22,692,319 shares of the Company’s common stock were entitled to vote as of the close of business on March 3, 2014, the record date for the Annual Meeting. There were 20,583,402 shares of common stock present in person or by proxy at the Annual Meeting, at which stockholders were asked to consider and vote on five proposals. Set forth below are the matters acted upon by the stockholders of the Company at the Annual Meeting, and the final voting results of each proposal.

Proposal 1: The stockholders elected each of the nine director nominees to the Board of Directors of the Company to serve until the 2015 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualifies, as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Gary J. Wojtaszek	15,806,089	3,290,747	1,486,566
John F. Cassidy	14,410,242	4,686,594	1,486,566
William E. Sullivan	18.728.024	368,812	1,486,566
T. Tod Nielsen	18,929,809	167,027	1,486,566
Alex Shumate	18,727,509	369,327	1,486,566
Melissa E. Hathaway	14,382,857	4,713,979	1,486,566
David H. Ferdman	14,402,815	4,694,021	1,486,566
Lynn A. Wentworth	14,367,045	4,729,791	1,486,566
John W. Gamble, Jr.	18,984,911	111,925	1,486,566
Proposal 2: The stockholders approved the Company’s 2014 Employee Stock Purchase Plan, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,765,394	266,699	64,743	1,486,566
Proposal 3: The stockholders approved the material terms of the performance goals under the Company’s 2012 Long-Term Incentive Plan for purposes of Internal Revenue Code Section 162(m), as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,183,978	3,881,145	31,713	1,486,566
     Proposal 4: The stockholders approved the material terms of the performance goals under the Company’s 2013 Short-Term Incentive Plan for purposes of Internal Revenue Code Section 162(m), as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,688,052	3,376,971	31,813	1,486,566
Proposal 5: The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,522,039	58,485	2,878	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

By: /s/ Thomas W. Bosse
Thomas W. Bosse
Vice President, General Counsel and Secretary

Date: May 6, 2014